Exhibit 10.12

STONERIDGE, INC.

LONG-TERM INCENTIVE PLAN

____ PERFORMANCE SHARES GRANT AGREEMENT

Stoneridge, Inc., an Ohio corporation (the “Company”), pursuant to the terms and conditions hereof, hereby grants to ___________________ (“Grantee”) the right to receive, depending on continued service and Company performance, ________ Common Shares (the “Target Award”), without par value, of the Company (the “Performance Shares”), subject to the terms and conditions of this Agreement (the “Agreement”). As set forth below, the grant of the Performance Shares is comprised of three separate mutually exclusive parts, Target Award I, Target Award II and Target Award III.

1.       The Performance Shares are in all respects subject to the terms, conditions and provisions of this Agreement and the Company’s 2016 Long-Term Incentive Plan (the “Plan”).

2.       The right to receive the Performance Shares will be forfeited to the Company if the Grantee’s employment with the Company is terminated prior to [THREE YEARS FROM DATE OF GRANT] except in the case of (i) retirement, (ii) death, (iii) Permanent Disability, (iv) Change in Control or (v) termination without cause, each as provided below.

If the employment of the Grantee is not terminated prior to [THREE YEARS FROM DATE OF GRANT] the Performance Shares shall, subject to satisfaction of the performance criteria applicable to Target Awards II and III, be earned on [THREE YEARS FROM DATE OF GRANT].

Special Provisions Applicable to Retirement.

Subject to the conditions below, in the case of retirement the Performance Shares granted with respect to:

(1)	Target Award I shall be earned on the date of retirement and a certificate or certificates representing Target Award I Performance Shares shall promptly be delivered to the Grantee, but in no event shall be delivered later than the 15th day of the third month following the year in which Performance Shares were earned;

(2)	Target Award II shall be earned upon satisfaction of the performance criteria applicable to Target Award II, and a certificate or certificates representing Target Award II Performance Shares shall be delivered to the Grantee or the Grantee’s estate as promptly as practical after (i) completion of the Peer Group Performance Period and (ii) the [THREE YEARS FROM DATE OF GRANT] vesting date, but no in event later than March 15th 20__ and

(3)	Target Award III shall be earned upon satisfaction of the performance criteria applicable to the Target Award III, and a certificate or certificates representing Target Award III Performance Shares shall be delivered to the Grantee or the Grantee’s estate as promptly as practical after (i) completion of the Peer Group Performance Period and (ii) the [THREE YEARS FROM DATE OF GRANT] vesting date, but no in event later than March 15th 20__.

Only a Grantee who (i) is 63 or older on the date of retirement, (ii) has provided written notice to the Compensation Committee of the Board of Directors (the “Committee”) of the intent to retire at least three (3) months prior to the retirement date, and (iii) has executed prior to retirement a customary one year non-competition agreement shall be permitted to have his or her Performance Shares earned upon retirement.

If the employment of the Grantee is not terminated prior to [THREE YEARS FROM DATE OF GRANT] (the “Performance Period”), the Performance Shares shall be earned in the amounts set forth below on [THREE YEARS FROM DATE OF GRANT]:

Target Award I	Time-Based Earning

Number of Shares That May be Earned                    ________

Target Award II	Company Performance Versus Peer Group Performance and Time-Based Earning

Number of Shares That May be Earned (target)      ________

Depending on the achievement of the Company’s total shareholder return (“TSR”) (as defined below) as compared to the Peer Group’s TSR for the Company’s fiscal years 20__, 20__, and 20__ (the “Peer Group Performance Period”):

TSR v. Peer Group	Calculation	Payout Range
50th %ile - 100th %ile	SRI %ile x 2.0	100% - 200%
30th %ile - 49th %ile	50% + {2.5 x (SRI %ile-30)}	50% - 99%
< 30th %ile	0%	0%

The Peer Group companies are: Actuant, Altra Industrial Motion, AVX, Barnes Group, Chart Industries, CIRCOR, Columbus McKinnon, Commercial Vehicle Group, CTS, Dorman Products, EnPro Industries, ESCO Technologies, Franklin Electric, Gentex, Gentherm, Graco, KEMET, Littlefuse, Lydall, Meritor, Methode Electronics, Modine Manufacturing, OSI Systems, Rogers, Shiloh Industries, Spartan Motors, Standard Motor Products, Superior Industries, Tower International and Wabash National. The Peer Group shall be subject to modification at the discretion of the Committee from time to time, when events warrant. The performance of the Peer Group companies shall not be weighted based on the size of the respective company.

Relative TSR compares the results of investing in Stoneridge Common Shares versus the stock of other companies in the Peer Group considering both the appreciation and depreciation in share price, plus the reinvestment of dividends distributed during the three year performance period. Share price is calculated at the beginning and end of the performance period using the average closing price for the final 20 business days during the month of December (the December immediately prior to the grant date and the December immediately prior to the vest date).

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Target Award III EPS Performance and Time-Based Earning

Depending on the Company’s cumulative earnings per share (“EPS”) (as defined below) for the Company’s fiscal years 20__, 20__, and 20__ (the “EPS Performance Period”):

EPS	Shares Earned
> $4.48	_______
> $3.44*	_______
> $2.41	_______
< $2.41	0

*Target threshold

If the Company’s EPS is between two EPS data points, per the above table, the number of shares earned shall be determined by interpolation between those data points.

The Company’s EPS for any fiscal year in the EPS Performance Period shall mean the Company’s aggregate fully diluted earnings per Common Share for that fiscal year calculated in accordance with generally accepted accounting principles, before extraordinary items, cumulative effects of changes in accounting principles, adjustments for goodwill impairments and the tax effect thereof, if any, as set forth on the audited consolidated financial statements of the Company for that fiscal year; provided, however, the impact of any acquisitions or divestitures that may occur during any fiscal year in the Performance Period be excluded from actual EPS and, at the Committee discretion, actual EPS may be adjusted to account for any significant, unusual or one-time expense or gain items that the Company could not have reasonably been expected to foresee.

3.           If earned, the Performance Shares for the respective Target Award will be issued in the name of the Grantee. The Company’s transfer agent and/or share transfer records will show the Grantee as the owner of record of the Performance Shares as of the date the Performance Shares are earned.  The certificate or certificates representing the Performance Shares earned may, at the Company's discretion, be in uncertificated (electronic or book entry) form.

4.           Notwithstanding the foregoing, in addition to earning the Performance Shares as set forth above, the Performance Shares shall be earned upon the occurrence of an event and in the amounts as described below.

Target Award I shall be earned and not be forfeited in the event of:

(a)       the Grantee’s death or Permanent Disability in proportion to the number of months, including any partial month, elapsed in the Performance Period divided by 36;

(b)       a Change in Control and within 24 months following such Change in Control the Grant’s employment is terminated by the Company other than for Cause (as defined in the Plan) or the Grantee voluntarily terminates employment for Good Reason (as defined in the Plan); or

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(c)       the termination “without cause” of the Grantee’s employment by the Company; provided, however only in proportion to the number of months, including any partial month, elapsed in the Performance Period divided by 36.

A certificate or certificates representing the earned Performance Shares granted under Award I shall be delivered to the Grantee or the Grantee’s estate after the occurrence of an event described above as soon as practical, but in no event shall be delivered later than the 15th day of the third month following the year in which Performance Shares were earned.

Target Award II shall be earned and not be forfeited in the event of:

(a)       the Grantee’s death or Permanent Disability in proportion to the number of months, including any partial month, elapsed in the Performance Period divided by 36;

(b)       a Change in Control and within 24 months following such Change in Control the Grant’s employment is terminated by the Company other than for Cause (as defined in the Plan) or the Grantee voluntarily terminates employment for Good Reason (as defined in the Plan); or

(c)       the termination “without cause” of the Grantee’s employment by the Company; provided, however only in proportion to the number of months, including any partial month, elapsed in the Peer Group Performance Period divided by 36.

In the event of the Grantee’s death, Permanent Disability or termination without cause the shares granted in Target Award II shall be earned in amounts (and subject to the 36 month pro rata earning provisions for death, Permanent Disability and termination without cause) in accordance with the Company’s TSR during the Peer Group Performance Period as determined under the metrics of Target Award II above. A certificate or certificates representing the earned Performance Shares under Target Award II shall be delivered to the Grantee or the Grantee’s estate as promptly as practical after (i) completion of the Peer Group Performance Period and (ii) the [THREE YEARS FROM DATE OF GRANT] vesting date, but no in event later than March 15, 20__. In the event of a Change in Control and a qualifying termination of employment Target Award II shall be earned in amounts which assume the Company’s TSR during the Peer Group Performance Period is equal to the 50th percentile of the Peer Group companies’ performance in that period. A certificate or certificates representing the earned Performance Shares under Target Award II shall be delivered to the Grantee as promptly as practical after the Change in Control and a qualifying termination of employment, but in no event shall be delivered later than the 15th day of the third month following the year in which Performance Shares were earned.

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Target Award III shall be earned and not be forfeited in the event of:

(a)       the Grantee’s death or Permanent Disability in proportion to the number of months, including any partial month, elapsed in the Performance Period divided by 36;

(b)       a Change in Control and within 24 months following such Change in Control the Grant’s employment is terminated by the Company other than for Cause (as defined in the Plan) or the Grantee voluntarily terminates employment for Good Reason (as defined in the Plan); or

(c)       the termination “without cause” of the Grantee’s employment by the Company; provided, however only in proportion to the number of months, including any partial month, elapsed in the EPS Performance Period divided by 36.

In the event of the Grantee’s death, Permanent Disability or termination without cause the Performance Shares granted under Target Award III shall be earned in amounts (and subject to the 36 month pro rata earning provisions for death, Permanent Disability and termination without cause) in accordance with the Company’s actual EPS for Performance Period for Target Award III. A certificate or certificates representing the earned Performance Shares under Target Award III shall be delivered to the Grantee or the Grantee’s estate as promptly as practical after (i) completion of the Peer Group Performance Period and (ii) the [THREE YEARS FROM DATE OF GRANT] vesting date, but no in event later than March 15, 20_. In the event of a Change in Control and qualifying termination of employment Target Award III shares shall be earned in amounts which assume the Company’s EPS satisfied the specified target thresholds. A certificate or certificates representing the earned Performance Shares under Target Award III shall be delivered to the Grantee as promptly as practical after the Change in Control and qualifying termination of employment, but in no event shall be delivered later than the 15th day of the third month following the year in which Performance Shares were earned.

Termination shall be deemed to be “without cause” unless the Board of Directors of the Company, or its designee, in good faith determines that termination is because of any one or more of the following, in which case such termination shall be deemed to be for “cause”:

The Grantee’s:

(a)         misappropriation of funds from the Company or dishonesty in the course of fulfilling the participant’s employment duties;

(b)         conviction of a felony;

(c)         commission of a crime or act or series of acts involving moral turpitude;

(d)         commission of an act or series of acts of dishonesty that are materially inimical to the best interests of the Company;

(e)         breach of any material term of an employment agreement, if any;

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(f)         willful and repeated failure to perform the duties associated with the Grantee’s position, which failure has not been cured within thirty (30) days after the Company gives notice thereof to the Grantee; or

(g)         failure to cooperate with any Company investigation or with any investigation, inquiry, hearing or similar proceedings by any governmental authority having jurisdiction over the Grantee or the Company.

Provided, however, the Company’s obligation to provide notice and an opportunity to cure, pursuant to subsections (f) and (g) above, shall only apply to the Grantee’s first breach, first failure to perform or first failure to follow directions, as the case may be, of the nature giving rise to the right of the Company to provide notice thereof.

In addition, the Grantee may terminate his employment with the Company, and such termination shall be deemed a termination by the Company “without cause” if there is:

(a)         A material diminution in the Grantee’s base compensation;

(b)         A material diminution in the Grantee’s authority, duties, or responsibilities;

(c)         A material diminution in the authority, duties, or responsibilities of the supervisor to whom the Grantee is required to report, including a requirement that a Grantee report to a corporate officer or employee instead of reporting directly to the Board;

(d)         A material diminution in the budget over which the Grantee retains authority;

(e)          A material change in the geographic location at which the Grantee must perform the services; or

(f)          Any other action or inaction that constitutes a material breach by the Company of the agreement under which the Grantee provides services.

Provided, however, that the Grantee first provides notice to the Company of such condition within 90 days following the initial occurrence of such condition and gives the Company at least 30 days to cure such condition.

5.          On any change in the number or kind of outstanding common shares of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, share split, share dividend, combination of shares or any other change in the corporate structure or Common Shares of the Company, the Company, by action of the Committee, is empowered to make such adjustment, if any, in the number and kind of Performance Shares subject to this Agreement as it considers appropriate for the protection of the Company and of the Grantee.

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6.          No later than the date as of which an amount first becomes includable in the gross income of the Grantee for federal income tax purposes with respect to the Performance Shares granted hereunder, the Grantee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to that amount. Unless otherwise determined by the Committee, minimum statutory withholding obligations may be settled with previously owned Common Shares or Performance Shares that have been earned. The making of that payment or those arrangements is a condition to the obligations of the Company under the Plan, and the Company and its subsidiaries and affiliates may, to the extent permitted by law, deduct any taxes from any payment of any kind otherwise payable to the Grantee.

7.          Nothing in this Agreement shall affect in any manner any conflicting or other provision of any other agreement between the Grantee and the Company. Nothing contained in this Agreement shall limit whatever right the Company might otherwise have to terminate the employment of the Grantee.

8.          The laws of the State of Ohio govern this Agreement, the Plan and the Performance Shares granted hereby.

IN WITNESS WHEREOF, the Company has caused its corporate name to be subscribed by its duly authorized officer as of the __ day of _________.

STONERIDGE, INC.

By

The foregoing is hereby accepted.

{Grantee}

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